EXHIBIT 4.(b)

         AMENDMENT TO CERTIFICATE OF THE DESIGNATIONS, VOTING POWERS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL AND OTHER SPECIAL RIGHTS AND QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF THE SERIES B 10 1/2% CONVERTIBLE, CUMULATIVE PREFERRED STOCK, PAR VALUE $.001 PER SHARE, OF GUARDIAN INTERNATIONAL, INC.

                     ("Amended Certificate of Designation")

         The undersigned hereby certify that they are the duly elected and acting President and Secretary, respectively, of Guardian International, Inc., a Nevada corporation (the "Company"), and pursuant to NRS 78.1955, DO HEREBY CERTIFY THAT:

I. A certificate of designations creating a series of preferred stock of the Company designated as Series B 10 1/2% Convertible Cumulative Preferred Stock (the "Series B Preferred Stock") was filed with the Nevada Secretary of State on February 23, 1998, (the "Original Designation").

II. The Company's board of directors has duly adopted the following resolution:

                  RESOLVED that the Series B Preferred Stock be amended by adding the following to the Certificate of Designations creating that series of stock:

                           When all shares of Series B Preferred Stock have been purchased, redeemed, exchanged or converted by the Company, all such shares shall be immediately deemed retired and cancelled and all authorized shares of Series B Preferred Stock shall be deemed restored to the status of authorized but unissued preferred shares without designation as to series.

III. The approval of this amendment by the holders of Series B Preferred Stock, required by NRS 78.1955(3), has been obtained and no class or series of stock is senior to the Series B Preferred Stock prior to or on the date of this amendment.





                          [Next Page is Signature Page]

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         IN WITNESS WHEREOF, the Company has caused this Amended Certificate of
Designation to be duly executed in its corporate name on this 19 day of October 1998.

                                   GUARDIAN INTERNATIONAL, INC.


                                   By:/S/ RICHARD GINSBURG
                                      ------------------------------------------
                                   Name: Richard Ginsburg
                                   Its: President and Chief Executive Officer


                                   By:/S/ SHEILAH GINSBURG
                                      ------------------------------------------
                                   Name: Sheilah Ginsburg
                                   Its: Secretary



         This instrument was acknowledged before me on Oct. 19, 1998 by Richard Ginsburg, as President and Chief Executive Officer of Guardian International, Inc.

                                   /S/ L. MARLENE CROSSLEY
                                   ---------------------------------------------
                                   L. Marlene Crossley
                                   Notary Public, State of Florida
                                   Commission No. CC 570109
                                   My Commission Expires: 8/11/2000